ertain

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ⌧                            Filed by a Party other than the Registrant  ◻

Check the appropriate box:

◻	Preliminary Proxy Statement

◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

⌧	Definitive Proxy Statement

◻	Definitive Additional Materials

◻	Soliciting Material Pursuant to §240.14a-12

Sterling Real Estate Trust

d/b/a Sterling Multifamily Trust

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee paid previously with preliminary materials.

[  ]Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

April 27, 2026

Dear Shareholder:

On behalf of the Board of Trustees, you are cordially invited to attend the 2026 Annual Meeting of Shareholders (“Annual Meeting”) of Sterling Real Estate Trust d/b/a Sterling Multifamily Trust (the “Trust”), which will be held on Thursday, June 25, 2026, at 6:00 p.m. Central Time at the Avalon Events Center located at 2525 9th Avenue South, Fargo, North Dakota 58103. A social reception preceding the Annual Meeting will begin at 5:00 p.m. Central Time.

You are being asked at the Annual Meeting to elect the trustees named in the proxy statement, to ratify the retention of RSM US LLP (“RSM”) as our independent registered public accounting firm and to transact any other business properly brought before the meeting.

We will mail to our shareholders a notice entitled “Important Notice Regarding the Availability of Proxy Materials” containing instructions on how to access our proxy materials online.  In addition, the mailed Notice will include instructions on how you can receive a paper copy of our proxy materials.  You will be able to vote your shares electronically as set forth in the Notice.  If you request a paper copy of our proxy materials, you may vote by returning a completed proxy to us by mail.  If you attend the meeting, you may vote in person even if you have previously returned a proxy to us by mail. We strongly encourage all shareholders to vote promptly.

We have included with this letter a notice of the meeting and a proxy statement that provides you with more detailed information about the Annual Meeting.  We encourage you to read the entire notice and proxy statement carefully.  You may also obtain more information about the Trust from documents we have filed with the Securities and Exchange Commission (the “SEC”).

We are delivering our proxy statement and annual report pursuant to SEC rules allowing companies to furnish proxy materials to their shareholders over the internet.  We believe this delivery method expedites shareholders’ receipt of proxy materials and lowers the cost and environmental impact of our Annual Meeting.

We strongly urge you to read the accompanying proxy statement carefully and to vote FOR the nominees proposed by the Board of Trustees and in accordance with the recommendations of the Board of Trustees on the other proposals.

Sincerely,

/s/ Lance R. Wolf
Lance R. Wolf
Chair of the Board

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 25, 2026

To the Shareholders of Sterling Multifamily Trust:

The Annual Meeting of Shareholders (“Annual Meeting”) of Sterling Real Estate Trust d/b/a Sterling Multifamily Trust (“Trust”) will be held on Thursday, June 25, 2026, starting at 6:00 p.m. Central Time, at the Avalon Events Center located at 2525 9th Avenue South, Fargo, North Dakota 58103. A social reception preceding the Annual Meeting will begin at 5:00 p.m. Central Time.

At the Annual Meeting, you will be asked to consider and vote on the following matters:

1.To elect nine (9) trustees to serve until the next Annual Meeting, or until their successors are duly elected and qualified;
2.To ratify the appointment of RSM US LLP to serve as the independent registered public accounting firm for the year ending December 31, 2026; and
3.To transact such other business as may properly come before the Annual Meeting and any and all adjournments or postponements thereof, all in accordance with the accompanying proxy statement.

These items are described in the proxy statement, which is part of this notice. We have not received notice of other matters that may properly be presented at the Annual Meeting.

Our Board of Trustees has chosen the close of business on April 15, 2026 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof, all in accordance with the accompanying proxy statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOUR VOTE IS IMPORTANT.  PLEASE VOTE YOUR SHARES VIA THE METHODS DESCRIBED IN THE MAILED NOTICE.  YOUR PROMPT PARTICIPATION IS GREATLY APPRECIATED.

IF YOU PLAN ON ATTENDING THE MEETING, PLEASE NOTIFY US BY CALLING (701) 373-2717 OR EMAILING SMFTIR@SRETRUST.COM, SO YOU MAY BE PRE-REGISTERED. MEETING CREDENTIALS MAY BE OBTAINED AT THE MEETING BY PERSONS IDENTIFYING THEMSELVES AS SHAREHOLDERS AS OF THE RECORD DATE.

By Order of the Board of Trustees,

/s/ Lance R. Wolf
Lance R. Wolf
Chair of the Board

Fargo, North Dakota

April 27, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 25, 2026.

The Proxy Statement and the Annual Report on Form 10-K are available at www.envisionreports.com/NREI and within the ‘SEC Filings’ section found under the ‘Performance’ tab of the Company’s website (http://www.smftrust.com).

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STERLING REAL ESTATE TRUST

(d/b/a Sterling Multifamily Trust)

4340 18th Avenue South, Suite 200

Fargo, North Dakota 58103

PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 25, 2026

This proxy statement and related documents are furnished by the Board of Trustees of Sterling Real Estate Trust d/b/a Sterling Multifamily Trust (the “Trust” or the “Company”) for the solicitation of proxies from the holders of our common shares of beneficial interest in connection with the Annual Meeting of Shareholders to be held at the Avalon Events Center located at 2525 9th Avenue South, Fargo, North Dakota 58103, on Thursday, June 25, 2026, at 6:00 p.m. Central Time, subject to any adjournment or postponement thereof. The Notice of Annual Meeting of Shareholders, this proxy statement, form of proxy and the Annual Report are being made available to shareholders starting on or about May 10, 2026.

VOTING AND REVOCABILITY OF PROXIES

Record Date and Share Ownership

Owners of record of common shares of beneficial interest at the close of business on April 15, 2026 will be entitled to vote at the Annual Meeting or adjournments or postponements thereof. As of the close of business on April 15, 2026 there were outstanding 13,369,245 common shares, which is the only class of securities of the Trust entitled to vote at the Annual Meeting (all such common shares being referred to herein as the “shares” and all holders thereof being referred to as our “shareholders”). Each share is entitled to one vote. There is no cumulative voting for the election of trustees.

Upon satisfaction of applicable requirements, we will make available a list of holders of record of our shares as of the close of business on April 15, 2026 for inspection by shareholders during normal business hours at our offices located at 4340 18th Avenue South, Suite 200, Fargo, ND 58103. This list will also be available at the Annual Meeting.  For information regarding security ownership by the board of trustees, management and by the beneficial owners of more than 5% of our securities, see “Security Ownership of Certain Beneficial Owners and Management.”

Voting Shares

When the proxy materials are made available, shareholders will have access to vote their shares online or to request printed materials be sent by the Company to then be returned via mail. Proxies may be submitted by mail, in person at the Annual Meeting, or online if submitted pursuant to the instructions provided in the Notice mailed to shareholders. If shares are held in street name, such shareholders will receive instructions from their broker, bank or other nominee, and such instructions must be followed to have their shares voted.

All properly executed written proxies delivered pursuant to this solicitation (and not revoked later) will be voted at the Annual Meeting in accordance with the instructions of the shareholder. Below is a list of the different votes shareholders may cast pursuant to this solicitation.

For the election of trustees to serve until the next Annual Meeting of Shareholders, or until their successors are duly elected and qualified, shareholders may vote in one of the following ways:

1.	in favor of a nominee, or
2.	withhold vote as to a nominee.

In voting on ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2026, shareholders may vote in one of the following ways:

1.	in favor of the proposal,
2.	against the proposal, or
3.	abstain from voting on the proposal.

Shareholders should specify their choice for each matter in the proxy. If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of the trustees as set forth herein, and FOR the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2026.

In addition, if other matters not described in this proxy statement are properly presented at the meeting, the persons named in the proxy will vote in accordance with their best judgment with respect to such matters. This includes a motion to adjourn or postpone the Annual Meeting to solicit additional proxies. We do not currently know of any other matters to be presented at the annual meeting.

Revocability

A shareholder submitting a proxy has the power to revoke it at any time prior to its exercise by voting again online, voting in person at the Annual Meeting, by giving written notice bearing a later date than the proxy or by giving a later dated proxy. Attendance at the Annual Meeting will not in itself constitute a revocation of a proxy. Any written notice revoking a proxy should be sent to Sterling Real Estate Trust, Attn. Secretary, 4340 18th Avenue South, Suite 200, Fargo, ND 58103.

Quorum

A quorum of shareholders is required to hold the Annual Meeting. According to our bylaws, the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting, represented in person or by proxy, constitute a quorum. If a shareholder has returned valid proxy instructions or participates in the Annual Meeting, that shareholder’s shares will be counted for the purpose of determining whether there is a quorum, even if the shareholder wishes to abstain from voting on some or all matters introduced at the Annual Meeting. Abstentions and “broker non-votes” (shares held by a broker, bank or other nominee that does not have authority, either express or discretionary, to vote on a particular matter) are counted for determining whether there is a quorum. If a quorum is not represented, the Annual Meeting may be adjourned from time to time until a quorum is present.

Required Vote

A plurality of the votes cast is required for the election of the trustees to serve until the next Annual Meeting of Shareholders, or until their successors are duly elected and qualified. This means the nine trustee nominees receiving the most votes will be elected to the board of trustees. Only votes “FOR” or “WITHHELD” affect the outcome. If you withhold your authority to vote for a particular nominee on your proxy card, your vote will have no effect on the outcome because only a plurality of votes cast is required to elect a trustee. A broker non-vote will also have no effect on the outcome for the same reason.

With respect to ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2026, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Shares voted by proxies will be voted in accordance with the specifications marked thereon, and, if no specification is made, will be voted “FOR” each matter. Shares represented by proxies that are marked “ABSTAIN” are considered shares entitled to vote on the particular matter and will have the same effect as a vote against the matter. If you hold your shares in “street name” and do not provide instructions to your broker, your broker will have discretionary authority to vote your shares with respect to this proposal.

Participating in the Meeting

If you were a shareholder as of the close of business on April 15, 2026, you may participate in the Annual Meeting. If you want to vote your shares in person and your shares are held in street name, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

How can I ask questions at the Annual Meeting?

Shareholders of record may ask questions during the meeting. Instructions for asking questions during the meeting will be included as part of the Rules of Conduct of the Annual Meeting of Shareholders provided at the meeting.

We intend to answer questions pertinent to Trust matters as time allows following the business portion of the meeting. Questions that are substantially similar may be grouped and answered once to avoid repetition.  Shareholder questions related to personal or property specific matters, that are not pertinent to Annual Meeting matters, or that contain derogatory references to individuals, use offensive language, or are otherwise out of order or not suitable for the conduct of the Annual Meeting will not be addressed during the meeting.

Expenses of Solicitation

The expense of solicitation of proxies will be borne by us, which is estimated to be approximately $10,000. We have not retained a proxy solicitor to solicit proxies; however, we may choose to do so prior to the Annual Meeting. Proxies may also be solicited by certain of our trustees, officers and other employees, including employees, officers and governors of the Advisor, without additional compensation, personally or by written communication, telephone or other electronic means. We are required to request brokers, banks and nominees who hold shares in their name to furnish our proxy material to beneficial owners of the shares and will reimburse such brokers, banks and nominees for their reasonable out-of-pocket expenses in so doing.

OTHER MATTERS

The Board of Trustees is not aware of any business other than the aforementioned matters that will be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the person(s) named in the proxy to vote thereon in accordance with his/her/their best judgment.

FINANCIAL STATEMENTS

Our consolidated financial statements for the year ended December 31, 2025 are included in our Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2026 and in our Annual Report that will be made available to our shareholders at http://www.smftrust.com or at the website indicated in the Important Notice Regarding the Availability of Proxy Materials that you receive in connection with this notice and the accompanying proxy statement. In addition, our Annual Report on Form 10-K will be sent to our shareholders upon request to Sterling Real Estate Trust, Attn: Investor Relations, 4340 18th Avenue South, Suite 200, Fargo, North Dakota 58103.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of April 15, 2026, the beneficial ownership of common shares of the Trust and of limited partnership units of our operating partnership, which are exchangeable for common shares on a one-for-one basis or cash, at the option of the Trust, by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding common shares of the Trust, (2) each trustee of the Trust, (3) each executive officer of the Trust and (4) all of the trustees and executive officers of the Trust as a group. The calculation of the percentage of outstanding shares is based on 13,369,245 common shares outstanding on April 15, 2026. Except as otherwise indicated by footnote, each shareholder named has sole voting and investment power with respect to such common shares and limited partnership units.

				Limited Partnership		Percentage of
	Common Shares Beneficially Owned (2)			Units Beneficially		Common Shares
Name of Beneficial Owner (1)	Number (4)(5)		Percentage (5)	Owned (2)(3)(4)		and Units (6)
Gregory P. Hammes	1,972	(7)	*	-		*
Timothy L. Haugen	61,714	(8)	*	28,852	(8)	*
Timothy A. Hunt	143,312	(9)	1.07%	22,330	(9)	*
Michelle L. Korsmo	47,029	(10)	*	34,513	(10)	*
Mark T. Polovitz	2,532	(11)	*	-	(11)	*
Kenneth P. Regan	280,196	(12)	2.10%	3,930,579	(12)	20.58%
James S. Wieland	192,475	(13)	1.44%	2,069,854	(13)	10.84%
Lance R. Wolf	116,601	(14)	*	19,675	(14)	*
Joel S. Thomsen	34,740	(15)	*
Michael P. Carlson	434	(16)	*	-	(15)	*
Megan E. Schreiner	6,359	(17)	*	-		*
Luke B. Swenson	25,536	(18)	*	-		*
David F. Perkins	36,050	(19)	*	9,480	(18)	*
All Trustees and Executive Officers as a group (13 individuals)	948,950		4.61%	6,115,283		31.42%

*Less than 1% of the outstanding common shares of beneficial interest.

(1)	Unless otherwise indicated, the address of each beneficial owner is 4340 18th Avenue South, Suite 200, Fargo, ND 58103.
(2)	The amounts of common shares and units beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.
(3)	Upon the expiration of an initial mandatory holding period, a holder of limited partnership units may request the operating partnership to repurchase the units. At such time, the Trust has the option to purchase such units in lieu of the operating partnership for common shares on a one-for-one basis (“Exchange Right”). The number of limited partnership units does not consider the ownership limitations contained in the Amended Declaration of Trust.
(4)	Share and unit amounts have been rounded to the nearest whole number.
(5)	Each figure showing the number and percentage of outstanding common shares owned beneficially does not include the number of common shares which may be issued to the indicated persons pursuant to the Exchange Right.
(6)	Each figure showing the percentage of common shares and units beneficially owned has been calculated by assuming as outstanding and owned the common shares which may be acquired by the indicated person as of June 15, 2026 pursuant to the Exchange Rights, considering the mandatory holding period. The total number of exchangeable units assumed outstanding at June 15, 2026 is 4,287,104.
(7)	Shares consist of 1,379 shares owned individually and 593 shares owned by his spouse.
(8)	Shares consist of 44,784 shares held in an IRA account where the custodian has the power to vote such shares pursuant to the custodian agreement, 1,410 shares owned individually, 10,130 shares held in an IRA account owned by his spouse where the custodian has the power to vote such shares pursuant to the custodian agreement, and 5,389 shares owned by his spouse. Units consist of 7,112 owned jointly with his spouse and 21,740 units owned by his spouse.
(9)	Shares consist of 48,412 shares owned by the Timothy A. Hunt Revocable Living Trust, 5,386 shares are owned by the Pamela J. Hunt Revocable Living Trust, and 89,514 shares held in IRA accounts where the custodian has the power to vote such shares pursuant to the custodian agreement. Units consist of 22,330 owned by Pamela J Hunt Revocable Trust.
(10)	Shares consist of 21,723 shares owned jointly with her spouse, 6,134 shares owned individually, and 19,172 shares held in accounts where her spouse acts as custodian and has the power to vote such shares. Units consist of 34,513 units owned by her spouse.
(11)	Shares consist of 2,532 shares owned individually.
(12)	Shares consist of 135,808 shares owned individually, 131,215 shares owned by his spouse, and 13,334 owned through an ownership interest in Trustmark Enterprises, Inc. Units consist of 3,644,624 units owned individually, 127,717 units owned by his spouse, 122,830 units owed by Mr. Regan through an ownership interest in GF Corporation, Inc., and 35,408 units owned by Mr. Regan through an ownership interest in JKD, Inc.
(13)	Shares consist of 206,867 shares owned individually, one (1) share owned indirectly by Wieland Legacy Trust, and 13,334 owned through an ownership interest in Trustmark Enterprises, Inc. Units consist of 1,143,195 units owned individually, 35,408 units owned by Mr. Wieland through an ownership interest in JKD, Inc, 122,830 units owned by Mr. Wieland through an ownership interest in GF Corporation, Inc., 756,756 units owned by Wieland Legacy Trust, and 11,665 units owned by James S. Wieland LLC, over which Mr. Wieland has voting control. 476,000 units owned by Mr. Wieland are pledged to a bank as collateral.
(14)	Shares consist of 25,831 shares owned individually by Mr. Wolf, 83,152 shares held in an IRA account where the custodian has the power to vote such shares pursuant to the custodian agreement, and 7,484 shares owned by his spouse. Units consist of 19,675 owned individually.
(15)	Shares consist of 17,089 shares held in IRA accounts where the custodian has the power to vote such shares pursuant to the custodian agreement, 13,653 shares owned individually, and 2,998 shares owned by his spouse.
(16)	Shares consist of 434 shares owned jointly with his spouse.
(17)	Shares consist of 5,617 shares owned jointly with her spouse, 30 shares owned individually, 711 shares held in accounts where she acts as custodian and has the power to vote such shares.
(18)	Shares consist of 9,958 shares owned individually, 709 shares held in accounts where he acts as custodian and has the power to vote such shares, 9,957 shares are owned by his spouse, 4,912 shares are owned by Mr. Swenson through an ownership interest in Nosnews Holdings, LLC. 9,335 shares owned by Mr. Swenson are pledged to a bank as collateral. 9,334 shares owned by his spouse are pledged to a bank as collateral.
(19)	Shares consist of 13,236 shares owned individually, 990 shares held in accounts where he acts as custodian and has the power to vote such shares, 9,721 shares are owned by Mr. Perkins through an ownership interest in Sheyenne Ridge Apartments, LLP. 3,807 shares owned by Mr. Perkins through an ownership interest in Crestview Apartments, LLP, 3,479 shares owned by Mr. Perkins through an ownership interest in Northview Apartments, LLC, 4,816 shares owned by Mr. Perkins through an ownership interest in P5 Partners, LLC. Units consist of 9,480 units owned by Mr. Perkins through an ownership interest in Northview Apartments, LLC.

CORPORATE GOVERNANCE, BOARD OF DIRECTORS AND COMMITTEES

Director Independence

Our Board of Trustees has determined that six (6) of our nine (9) current trustees—Messrs.  Hammes, Haugen, Hunt, Polovitz, Wolf, and Ms. Korsmo—are independent under the standards of the Nasdaq Stock Market, and that the members of our Audit and Disclosure Committee are independent pursuant to Rule 10A-3 of the Securities and Exchange Act of 1934.

Leadership Structure

We operate under the direction of our Board of Trustees, which we may refer to herein as our Board. The Board is responsible for the overall management and control of our affairs. Our Chair of the Board, Lance R. Wolf, is an independent trustee under the independence standards described above.

The Board has retained Sterling Management, LLC as our Advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the Board’s supervision and approval. Our Advisor is a wholly owned subsidiary of Trustmark Enterprises, Inc. Kenneth P. Regan, our Chief Executive Officer; Megan E. Schreiner, our President, Chief Financial Officer and Treasurer; David F. Perkins, our Vice President; Luke B. Swenson, our Chief Investment Officer; and Michael P. Carlson, our General Counsel and Secretary, are officers, employees, owners (indirectly through Trustmark Enterprises, Inc.) and governors of our Advisor. Among others, such executive officers oversee our Advisor’s day-to-day operations with respect to us. However, when doing so, such executive officers are acting on behalf of our Advisor in performing the Advisor’s obligations under the Advisory Agreement. Generally, the only services performed by our executive officers in their capacity as executive officers of the Trust are those required by law or regulation, such as executing documents as required by North Dakota law and providing certifications required by the federal securities laws.

Under our Board leadership structure, the roles of Chief Executive Officer and Chair of the Board are separate. The separation allows the Chair of the Board to focus on board management matters and to maintain the objectivity of the Board in its risk oversight role and management oversight role of the Advisor, specifically with respect to reviewing and assessing the Advisor’s performance.

Board Meetings

Our Board of Trustees held four (4) regularly scheduled meetings during 2025. During 2025, all trustees attended 75% or more of the regular meetings of the Board of Trustees and the committees to which they were assigned, with the exception of Ms. Korsmo in regards to the Audit and Disclosure Committee meetings. Ms. Korsmo was unable to attend two (2) of the four (4) Audit and Disclosure Committee meetings in 2025. The Executive Committee, which does not meet on a regular basis, is not included in this attendance percentage; Mr. Wieland was unable to attend the single Executive Committee meeting held in 2025.

In order to control expenses, and in light of the fact a limited number of our shareholders attend our Annual Meeting, we do not require trustees to attend the Annual Meeting. Our trustees are invited, and frequently one or more of our trustees is in attendance at such meetings. At the 2025 Annual Meeting, all trustees were present in-person.

We have an Audit and Disclosure Committee, a Nomination and Governance Committee, and an Executive Committee, each of which is more fully described below.

Committees

Our entire Board of Trustees considers all major decisions concerning our business, including property acquisitions and dispositions. However, we have established an Audit and Disclosure Committee so audit and disclosure functions can be addressed in more depth than may be possible at a full Board meeting, as well as a Nomination and Governance Committee, and an Executive Committee.

Copies of each committee charter may be found on our website at www.smftrust.com. Except for information specifically incorporated herein by reference, the information contained on or accessible through our website is not a part of this proxy statement.

Audit and Disclosure Committee

The Audit and Disclosure Committee’s primary functions are to oversee our accounting, financial reporting, disclosure processes and the audits of our financial statements. The committee selects the Trust’s independent registered public accounting firm to audit our consolidated financial statements, monitors the effectiveness of the audit effort, and the effectiveness of the Trust’s internal and financial accounting organization, controls, and financial reporting. The committee also oversees and evaluates the independent registered public accounting firm, meets with the independent registered public accounting firm to review the scope and results of the audit, approves non-audit services provided to us by our independent certified public accountants, and considers various accounting and auditing matters related to our system of internal controls, financial management practices and other matters. The committee complies with the provisions of the Sarbanes Oxley Act of 2002.

The Audit and Disclosure Committee currently consists of trustees Gregory P. Hammes, Timothy L. Haugen, Timothy A. Hunt, Michelle L. Korsmo and Mark T. Polovitz, and is chaired by Mr. Hunt. Mr. Hunt has served as Chair of the committee since June 2011. The members of the Audit and Disclosure Committee are independent trustees, as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules and as defined by the Sarbanes Oxley Act of 2002. Our Board of Trustees has determined that Mr. Haugen and Mr. Polovitz are audit committee financial experts as defined in Item 407(d)(5)(ii) of Regulation S-K.

The Audit and Disclosure Committee meets at least quarterly to review and approve the financial reports, discuss accounting, reporting and internal control matters, and review other pertinent matters as they arise. The Audit and Disclosure Committee also discusses auditing issues via telephone conference and during regularly scheduled Board meetings, as appropriate, after which time the conversations are incorporated into the Board’s minutes. The committee held four (4) meetings during 2025.

Nomination and Governance Committee

The Nomination and Governance Committee’s primary functions are to assist the Board in overseeing company governance matters, including the development of governance guidelines, periodic evaluation of the Board, its committees, and individual trustees, identification and selection of trustee nominees, and oversight of our policies and practices relating to ethical and compliance issues.

The committee is responsible for assessing the appropriate mix of skills and characteristics required of trustees and periodically reviews and recommends for approval by the Board any updates to the criteria as deemed necessary. Such criteria may include integrity, independence, diversity and extent of experience, length of service, number of other board and committee memberships, leadership qualities and ability to exercise sound judgment. The committee evaluates the qualifications of each trustee candidate against these criteria in making its recommendation to the Board concerning nominations for election or reelection as a trustee.

The Nomination and Governance Committee currently consists of trustees Michelle L. Korsmo, Mark T. Polovitz, James S. Wieland, and Lance R. Wolf, and is chaired by Ms. Korsmo. The current slate of trustee nominees was recommended to the Board of Trustees by the Nomination and Governance Committee.

The Nomination and Governance Committee meets at least twice a year and holds additional meetings when pertinent matters arise. This committee also discusses governance issues via telephone conference and during regularly scheduled Board meetings, after which time the conversations are incorporated into the Board’s minutes. The committee held two (2) regularly scheduled meetings in 2025.

Executive Committee

The Executive Committee’s primary functions are to assist the Board in handling matters which should not be postponed until the following scheduled meeting of the Board of Trustees, including investments, acquisitions, dispositions, and financing activities.

The Executive Committee currently consists of trustees Timothy L. Haugen, Timothy A. Hunt, Joel S. Thomsen, James S. Wieland, and Lance R. Wolf, and is chaired by Mr. Wolf.

The Executive Committee meets periodically when necessary or deemed desirable by the committee or the Chair of the Committee. The committee met one (1) time during 2025.

Other Committees

The Board of Trustees may determine to establish additional committees of the Board in the future.

Compensation Committee Interlocks and Insider Participation

We do not have a separate compensation committee, or other Board committee performing equivalent functions, as we have no employees and do not compensate our executive officers. There were no interlocks or other relationships among the Company’s executive officers or Trustees that are required to be disclosed under applicable compensation disclosure regulations.

Qualifications of Candidates for Election to the Board

When candidates for our Board of Trustees are considered, the Nomination and Governance Committee will consider all relevant experience and qualifications of the nominees, and each candidate is evaluated based upon various criteria including integrity, independence, diversity and extent of experience, length of service, number of other board or committee memberships, leadership qualities and the ability to exercise sound judgment. Additional considerations include:

●	Representation of Shareholders. The candidate clearly recognizes the role of trustees to represent the interests of our shareholders and other stakeholders. The candidate understands the difference between function of the Board and management.
●	Judgment and Knowledge. The candidate demonstrates judgment and knowledge in the ability to assess our strategy, business plans, management evaluation and other key issues. The candidate is sufficiently informed and knowledgeable to contribute effectively to the Board’s monitoring responsibilities.
●	Meaningful Participation. The candidate is comfortable being an active, inquiring participant. The candidate participates in the Board process in a meaningful way. The candidate has confidence and willingness to express ideas and engage in constructive discussion. The candidate actively participates in decision-making and is willing to make tough decisions. The candidate is diligent and faithful in attending Board and committee meetings.
●	Communications. The candidate communicates freely with other Board members. The candidate is a good sounding board for other trustees and the Chief Executive Officer. The candidate is willing to challenge fellow trustees and the Chief Executive Officer. The candidate asks insightful questions and raises thought-provoking perspectives. The candidate is willing to hold management accountable for performance and results. The candidate is mindful not to get overly involved in operational details and the management process. The candidate finds the proper balance between dominating the deliberations and making no contribution at all. The candidate is a team player and works well with other trustees. The candidate listens with an open mind.
●	Expertise. The candidate fulfills specific Board needs. The candidate makes his/her own individual expertise available to the Board. The candidate draws on relevant experience in addressing issues facing us. The candidate is willing to respond to appropriate requests of the Chief Executive Officer outside of Board meetings for advice and support.
●	Vision and Leadership. The candidate understands our philosophy and strategy. The candidate is oriented toward the future, and sensitive to future direction of the real estate investment trust (REIT) industry. The candidate fulfills his/her legal and fiduciary responsibilities. The candidate supports our mission and values, and is open, honest, and direct. The candidate makes appropriate time commitment for Board service and has no conflict of interest in serving on the Board.
●	Professional Status. The candidate has standing and reputation in the business, professional and social communities in which we operate. The candidate appropriately represents us in all such communities.

Process for Identifying and Evaluating Candidates for Election to the Board

A role of the Nomination and Governance Committee is to review the qualifications and backgrounds of any candidates for our Board of Trustees, its current members, as well as the overall composition of the Board.

In the case of any trustee candidate, the questions of independence and financial expertise are important to determine what roles the candidate can perform, and the Nomination and Governance Committee will consider whether the candidate meets the applicable independence standards and the level of the candidate’s financial expertise. Any new candidates will be interviewed, and the Nomination and Governance Committee will approve the final nominations. Our Chair of the Board, acting on behalf of the Nomination and Governance Committee, will extend the formal invitation to the selected candidates.

Shareholder Nominations

The Nomination and Governance Committee will consider candidates proposed by our shareholders. Shareholders may nominate trustee candidates for consideration by the Nomination and Governance Committee by writing to our Secretary at Sterling Multifamily Trust, 4340 18th Avenue South, Suite 200, Fargo, ND 58103, who will forward the nomination to the Chair of the Nomination and Governance Committee. The shareholder will be required to comply with the requirements of our Amended and Restated Bylaws regarding time frames during which to submit trustee candidates and the submission process. The submission must provide, among other things, the candidate’s name, biographical data and qualifications, including five-year employment history with employer names and a description of the employer’s business; whether such individual can read and understand fundamental financial statements; other board memberships (if any); ownership of our shares or limited partnership units in our operating partnership; and such other information as is reasonably available and sufficient to enable the Nomination and Governance Committee to evaluate the minimum qualifications stated above under the section of this proxy statement entitled “Qualifications of Candidates for Election to the Board.” The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Nomination and Governance Committee and to serve if elected by the shareholders. If a shareholder nominee is eligible, and if the nomination is proper, the Nomination and Governance Committee then will deliberate and decide as to whether the nominee will be approved and subsequently submitted to our shareholders for a vote. The Nomination and Governance Committee will not change the manner in which it evaluates candidates, including the applicable minimum criteria set forth above, on the basis of whether the candidate was recommended by a shareholder.

Executive Sessions of the Board

Our Board of Trustees meets in executive session, with only independent trustees being present, on a regular basis. The independent trustees met in executive session four (4) times during 2025.

Shareholder Communications

Our Board of Trustees believes it is important for us to have a process whereby our shareholders may send communications to our Board. Accordingly, shareholders who wish to communicate with our Board of Trustees or a particular trustee may do so by sending a letter to Sterling Real Estate Trust, Attn. Secretary, 4340 18th Avenue South, Suite 200, Fargo, ND 58103. The mailing envelope must contain a clear notation indicating the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Trustee Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of our Board of Trustees or only certain specified individual trustees. The Trust’s Secretary copies all such letters and circulates them to the appropriate trustee or trustees.

Board Role in Risk Oversight

Our Advisor is responsible for managing the day-to-day risks we face, but the Board is actively involved in overseeing our risk management. The Board’s role in our risk oversight process includes receiving regular reports from management and the Advisor, which include consideration of operational, financial, legal, regulatory, and strategic risks we face. The Board does not view risk in isolation, as risks are considered in virtually every business decision made and as part of our business strategy. Accordingly, the Board also works to oversee risk through its consideration and authorization of significant matters, such as the adoption of basic policies such as the Code of Ethics, and through its oversight of the Advisor’s implementation of its duties. In addition, each of the Trust’s Board committees considers risk within its area of responsibility, as follows:

●	The Audit and Disclosure Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in areas of financial risk, internal controls, and compliance with legal and regulatory requirements.
●	The Nomination and Governance Committee assists the Board by overseeing the process of nominating trustee candidates; developing, reviewing, and recommending to the Board corporate governance policies and a performance appraisal system to review performance of the Board and its committees; and review and recommend to the Board conflicts of interest matters.

As a critical part of its risk management oversight role, the Board encourages full and open communication between the Advisor and the Board of Trustees. Trustees are free to communicate directly with the Advisor, and the Advisor’s management attends the Board’s regular meetings and is available to address any questions or concerns raised by the Board on risk management related and other matters.

TRUSTEE COMPENSATION

The following schedule applies to independent trustee compensation, calculated annually, and payable in shares of our common stock pursuant to our Independent Trustee Common Share Plan on or about July 15 each year for the Trustees’ prior year of service:

Board Chair - Board Meeting	105 Shares/Meeting
Trustee - Board Meeting	75 Shares/Meeting
Committee Chair - Committee Meeting	30 Shares/Meeting
Trustee - Committee Meeting	30 Shares/Meeting

Non-independent trustees do not receive compensation for their service on the Board or Committees. Our trustees are also reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at meetings.

On July 15, 2025, the Trust issued 2,550 total shares for meetings attended from July 1, 2024 through June 30, 2025. As of December 31, 2025, 1,380 shares had been earned for meetings attended from July 1, 2025, through December 31, 2025, and will be issued in July 2026.

The chart below shows the number shares each trustee earned for meeting attendance, during the year ended December 31, 2025.

Trustee	Board of Trustees	Audit and Disclosure Committee	Nomination and Governance Committee	Executive Committee	Total
Gregory P. Hammes	225	120			345
Timothy L. Haugen	300	120		30	450
Timothy A. Hunt	300	120		30	450
Michelle L. Korsmo	300	60	60		420
Mark T. Polovitz	300	120	60		480
Kenneth P. Regan (1)(2)	-				-
Joel S. Thomsen (1)	-				-
James S. Wieland (1)	-				-
Lance R. Wolf	420		60	30	510
	1,845	540	180	90	2,655

(1)	Non-Independent Trustees do not receive compensation for their service on the Board or Committees.
(2)	Executive officer and an employee of the Advisor.

The chart below shows the compensation earned by each trustee during the year-ended December 31, 2025.

Trustee	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Gregory P. Hammes (1)		8,595					8,595
Timothy L. Haugen (2)		11,160					11,160
Timothy A. Hunt (3)		11,160					11,160
Michelle L. Korsmo (4)		10,350					10,350
Mark T. Polovitz (5)		11,880					11,880
Joel S. Thomsen (6)		-					-
Kenneth P. Regan (7)		-					-
James S. Wieland (8)		-					-
Lance R. Wolf (9)		12,645					12,645
		65,790					65,790

(1)	135 shares received on July 15, 2025, and the grant date fair value for each share was $24.00 for an aggregate value of $3,240. 210 shares are expected to be received in July 2026, and the grant date fair value for each share is $25.50, for an aggregate value of $5,355.

(2)	210 shares received on July 15, 2025 and the grant date fair value for each share was $24.00 for an aggregate value of $5,040. 240 shares expected to be received in July 2026, and the grant date fair value for each share is $25.50, for an aggregate value of $6,120.

(3)	210 shares received on July 15, 2025, and the grant date fair value for each share was $24.00 for an aggregate value of $5,040. 240 shares expected to be received in July 2026, and the grant date fair value for each share is $25.50, for an aggregate value of $6,120.

(4)	240 shares received on July 15, 2025, and the grant date fair value for each share was $24.00 for an aggregate value of $5,760. 180 shares expected to be received in July 2026, and the grant date fair value for each share is $25.50, for an aggregate value of $4,590.

(5)	240 shares received on July 15, 2025, and the grant date fair value for each share was $24.00 for an aggregate value of $5,760. 240 shares expected to be received in July 2026, and the grant date fair value for each share is $25.50, for an aggregate value of $6,120.

(6)	Non-independent Trustees do not receive compensation for their service on the Board or Committees.

(7)	Non-independent Trustees do not receive compensation for their service on the Board or Committees.

(8)	Non-independent Trustees do not receive compensation for their service on the Board or Committees.

(9)	240 shares received on July 15, 2025, and the grant date fair value for each share was $24.00 for an aggregate value of $5,760. 270 shares expected to be received in July 2026, and the grant date fair value for each share is $25.50, for an aggregate value of $6,885.

EXECUTIVE OFFICERS

As an externally advised trust, our day-to-day operations are generally performed by our Advisor. Our Chief Executive Officer, President, Chief Financial Officer and Treasurer, Chief Investment Officer, Vice President, and General Counsel and Secretary are also officers, employees, owners (indirectly through Trustmark Enterprises, Inc.) and governors of our Advisor. Among others, such executive officers oversee our Advisor’s day-to-day operations with respect to us. However, when doing so, such executive officers are acting on behalf of our Advisor in performing the Advisor’s obligations under the Advisory Agreement. Generally, the only services performed by our executive officers in their capacity as executive officers of the Trust are those required by law or regulation, such as executing documents as required by North Dakota law and providing certifications required by the federal securities laws.

As of the date of this report, each of the persons below currently serves as one of our executive officers:

Name	Age*	Positions	Officer Since
Kenneth P. Regan	69	Chief Executive Officer and Trustee	Trustee since January 2007; appointed CEO May 2007
Megan E. Schreiner	40	President, Chief Financial Officer and Treasurer	President since January 2024; CFO and Treasurer since May 2025
Luke B. Swenson	41	Chief Investment Officer	January 2024
Michael P. Carlson	41	General Counsel and Secretary	December 2022
David F. Perkins	44	Vice President	September 2024

*As of April 15, 2026

The following is a summary of the background and business experience of our executive officers other than Mr. Regan (whose background and business experiences are described in connection with his status as a trustee):

Megan E. Schreiner has served as President since January 2024 and as Chief Financial Officer and Treasurer since May 2025. Ms. Schreiner has served as President of the Advisor and GOLDMARK Property Management, Inc since March 2026. Previously, she was appointed as Chief Operating Officer of both the Advisor and GOLDMARK Property Management, Inc. on February 1, 2022 and Executive Vice President on February 1, 2023 of both the Advisor and GOLDMARK Property Management. Previously she was Chief Financial Officer of GOLDMARK and also previously served as Controller for the Advisor. Ms. Schreiner spent the first six years of her career in public accounting as an auditor with Widmer Roel PC. She is currently on the Board of Directors of the YWCA, serving as the Treasurer as well as the Chair of the Finance Committee. She is also a BIO Girls Site Co-Director. Ms. Schreiner received her Bachelor of Science degrees in Accounting and Finance from Minnesota State University Moorhead and is a Certified Public Accountant.

Michael P. Carlson has served as the Advisor’s General Counsel and Secretary since December 2022.  He has also served as General Counsel and Secretary of Sterling Multifamily Trust and Sterling Office and Industrial Trust since December 2022.  Mr. Carlson previously served as the Advisor’s Assistant General Counsel since May 2020.  Prior to joining the Advisor, Mr. Carlson served as in-house corporate counsel to Border States Industries, Inc. in Fargo, ND. Mr. Carlson began his legal career at Nilles, Selbo & Harrie, Ltd. in Fargo, ND.  Mr. Carlson holds a B.S. and B.A. from the University of North Dakota and a J.D. from the University of North Dakota School of Law.  He is licensed to practice law in North Dakota and Minnesota.

Luke B. Swenson has served as Chief Investment Officer for the Advisor since August 2023. He has also served as Chief Investment Officer of Sterling Multifamily Trust since January 2024. Before joining the Advisor, Mr. Swenson served as Vice President of Trading Technology at Bushel Inc, owned and operated Dakota Capital, and was the head of brokerage for Lida Communications and CommStock Investments. Mr. Swenson holds a B.S. from North Dakota State University.

David F. Perkins serves as the Senior Vice President - Commercial Portfolio for the Advisor, overseeing commercial assets for both Sterling Multifamily Properties, LLLP and Sterling Office and Industrial Properties, LLLP. Mr. Perkins has been with the Advisor since February 2011. Mr. Perkins spent the first five years of his career with Credit Suisse as a product controller managing revenue recognition and expense recoveries in the banks, mergers and acquisitions department.  Mr. Perkins received his Bachelor of Science degree in Finance from Minnesota State University Moorhead and his Master’s of Business Administration from Wake Forest University in Winston Salem, North Carolina.  He also holds a real estate license in North Dakota, currently inactive.

We have provided below certain information about the executive officers and Board of Governors of the Advisor.

Name	Age*	Position(s)
Kenneth P. Regan	69	Chief Executive Officer and Governor
James D. Echtenkamp	70	Governor
Dale D. Lian	69	Governor
James S. Wieland	74	Governor
Megan E. Schreiner	40	President and Governor
Jocelyn R. Wessels	54	Chief People Officer and Governor
Jamie M. Bucholz	44	Chief of Staff and Governor
David F. Perkins	44	Senior Vice President – Commercial and Governor
Michael P. Carlson	41	General Counsel and Governor
Luke B. Swenson	41	Chief Investment Officer and Governor
Charles E. Cobb	42	Chief Accounting Officer and Governor

*As of April 15, 2026

The following is a summary of the background and business experience of the governors of the Advisor other than Messrs. Regan, Wieland, Carlson, Swenson, Perkins and Mses. Schreiner and Reich (whose background and business experiences are described in connection with their status as a trustee or executive officer of the Trust).

James D. Echtenkamp has served as a governor of the Advisor since 2007 and also serves on the Board of Directors of GOLDMARK Property Management, Inc., an affiliate of the Advisor. Prior, he practiced law with Arthur, Chapman & McDonough from 1983 through 1989. He also served as a tax consultant for Touche Ross & Co. from 1981 to 1983. Mr. Echtenkamp received a B.S.B.A degree in accounting from the University of North Dakota and a J.D. degree from Drake University, School of Law and is licensed to practice law (inactive status) in Iowa and Minnesota.

Dale D. Lian has served as a governor of the Advisor since January 2007 and also serves on the Board of Directors of GOLDMARK Property Management, Inc., an affiliate of the Advisor. He was previously a certified public accountant with Charles Bailly and Co., Fargo, where he focused on tax and accounting for small businesses. Mr. Lian received a Bachelor of Science degree in Accounting from the University of North Dakota and is a Certified Public Accountant (CPA), currently inactive.

Jocelyn R. Wessels has served as a governor of the Advisor since February 2022. She was appointed Chief People Officer of both the Advisor and GOLDMARK Property Management, Inc. on February 1, 2022. Previously, she served as Chief People Officer of GOLDMARK since September 2020. Prior to GOLDMARK, Ms. Wessels was the Executive Director, Human Resources for the Fargo Market at Sanford Health.  In this role, Ms. Wessels worked closely with the Fargo Market Leadership team to develop and execute on people-related strategies for approximately 10,000 employees in the Fargo area and surrounding communities across the eastern part of ND and northwestern part of MN. Ms. Wessels has over 20 years of progressive Human Resources experience including HR Business Partner leadership roles at Microsoft and PepsiCo and more than 30 years of hands-on leadership experience.  Ms. Wessels received a B.S. degree from South Dakota State University.

Jamie M. Bucholz has served as a governor of the Advisor since January 2023. She was appointed as Chief Transformation Officer of both the Advisor and GOLDMARK Property Management, Inc. on February 1, 2022. In 2024, Ms. Bucholz’s title changed to Chief of Staff. Previously, Ms. Bucholz served as the Manager, Project Management Office (PMO) of GOLDMARK and also previously served as Acquisition Specialist for the Advisor. Ms. Bucholz spent the first 10 years of her career in wealth management with the last three of those years focusing on personal financial planning as a wealth advisor for Bell Bank. Ms. Bucholz received her Bachelor of Science degree in Finance from Minnesota State University Moorhead and is a Certified Financial Planner (CFP®), currently inactive.

Charles E. Cobb has served as a Governor of the Advisor since January 2026. He was appointed Chief Accounting Officer of the Advisor and GOLDMARK Property Management, Inc. in October 2025. Mr. Cobb brings more than 20 years of professional experience spanning public accounting and executive leadership roles within the real estate industry. He spent the first ten years of his career in public accounting, advising a broad range of clients—from private companies to multinational organizations—with experience in SEC reporting, SOX compliance, technical accounting, and audit management. Over the subsequent ten years, Mr. Cobb has held senior accounting and executive leadership roles in the real estate industry, with responsibility for financial reporting, accounting operations, and organizational leadership across complex real estate platforms. Mr. Cobb earned both his undergraduate and master’s degrees in Accounting from Gonzaga University and holds a Certified Public Accountant license (currently inactive).

ADVISOR COMPENSATION

We are an externally advised trust and as such, although we have a Board of Trustees and executive officers responsible for our management, we have no paid employees. Our Chief Executive Officer, President, Vice President, Chief Financial Officer and Treasurer, Chief Investment Officer, and General Counsel and Secretary are all employees of our Advisor and receive compensation directly from the Advisor. Our Chair of the Board is not an employee of our Advisor and receives compensation only for serving as a trustee.

The following is a brief description of the fees and compensation that may be received by the Advisor. The compensation payable to the Advisor is subject to the terms and conditions of the Advisory Agreement, which must be renewed on an annual basis and approved by a majority of the independent trustees. As a result, such amounts may be increased or decreased in future renewals of the Advisory Agreement. The Advisory Agreement was last approved by the Board and a majority of the independent trustees on March 19, 2026. The fees listed below reflect the fees payable to the Advisor under the Advisory Agreement as amended and restated.

●	Management Fee: 0.35% of our total assets under management, annually. The management fee will be paid monthly in cash or our common shares, at the option of the Advisor, not to exceed one-twelfth of 0.35% of the total assets as of the last day of the immediately preceding month. The management fee may be deferred at the option of the Advisor, without interest.
●	Acquisition Fee: For its services in investigating and negotiating acquisitions of investments for the Trust, the Advisor receives an acquisition fee of 2.5% of the purchase price of each property acquired, capped at $375,000 per acquisition. The total of all acquisition fees and acquisition expenses cannot exceed 6% of the purchase price of the investment, unless approved by a majority of the trustees, including a majority of the independent trustees, if they determine the transaction to be commercially competitive, fair, and reasonable to the Trust.
●	Disposition Fee: For its services in the effort to sell any investment for us, the Advisor receives a disposition fee of 2.5% of the sales price of each property disposition, capped at $375,000 per disposition.
●	Finance Fee: 0.25% of all amounts made available to the Trust and the operating partnership pursuant to any loan, refinance (excluding rate and/or term modifications of an existing loan with the same lender), line of credit or other credit facility. The finance fee is capped at $37,500 per loan, refinance, line of credit or other credit facility.
●	Development Fee: Based on a regressive sliding scale (starting at 5% and declining to 3%) of total project costs, excluding cost of land, for development services requested.

Total Cost	Fee	Range of Fee	Formula
0 – 10M	5.0%	0 - .5M	0M + 5.0% x (TC – 0M)
10M – 20M	4.5%	.5M - .95M	.50M + 4.5% x (TC – 10M)
20M – 30M	4.0%	.95M -1.35M	.95M + 4.0% x (TC – 20M)
30M – 40M	3.5%	1.35M – 1.70M	1.35M + 3.5% x (TC – 30M)
40M – 50M	3.0%	1.70M – 2.00M	1.70M + 3.0% x (TC – 40M)

TC = Total Project Cost

If Advisor shares responsibility for providing Development Services with one or more third parties, the Development Fee is reduced by the fees charged by any such third parties; provided, such adjustment is subject to a 2.5% minimum Advisor’s Development Fee. Additionally, in cases where the Advisor is sharing responsibility for providing Development Services, the Development Fee is capped at 2.5% of $20,000,000 ($500,000).

●	Project Management Fee: 6% of completed capital improvement projects on real estate investments owned by the Trust.

The expenses listed below reflect the expenses incurred by the Advisor in connection with the services it provides to the Trust and the Operating Partnership payable to the Advisor under the Advisory Agreement as amended and restated.

●	Reimbursement of Operating Expenses: Reimbursement by the Trust or the operating partnership for actual expenses incurred in connection with the operation of the Trust or the operating partnership. Reimbursement will be made each month, and within 45 days after receipt of a reimbursement request. Reimbursement will not be made to the extent it would exceed the greater of 2% of the average invested assets or 25% of net income per year, unless the Board of Trustees determines such excess was justified.
●	Reimbursement of Acquisition Expenses: Reimbursement for actual expenses incurred in connection with the selection, evaluation, structure and purchase of an investment, whether or not acquired. Acquisition expenses may include, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and the costs of performing due diligence. However, the total of all acquisition fees and acquisition expenses cannot exceed 6% of the purchase price of the property, unless approved by a majority of the trustees, including a majority of the independent trustees, if they determine the transaction to be commercially competitive, fair and reasonable to the Trust.

Advisor Summary Compensation Table

The table below sets forth information regarding compensation earned in or with respect to our fiscal years 2025 and 2024 by the Advisor.

Year	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
2025	$6,959,000	(1)	—	—	—	—	—	$6,959,000
2024	$6,874,000	(2)	—	—	—	—	—	$6,874,000

(1)	Consists of management fees of $4,595,000, disposition fees of $504,000, finance fees of $136,000, acquisition fees of $750,000, and project management fees of $974,000.
(2)	Consists of management fees of $4,027,000, disposition fees of $302,000, finance fees of $181,000 acquisition fees of $1,125,000, development fees of $350,000, and project management fees of $889,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We are subject to various conflicts of interest arising out of our relationship with our Advisor and its affiliates, some of whom serve as our executive officers and trustees. These conflicts include the compensation arrangements between us and the Advisor under the Advisory Agreement, whereby the Advisor receives a management fee, acquisition fees, disposition fees, financing fees, development fees, project management fees and fees when engaged as a property manager for our properties.

Under our Amended and Restated Declaration of Trust, we may not enter into any contract or transaction, including the purchase or sale of property to, the Advisor, trustees, or their affiliates unless a majority of our trustees as well as a majority of our independent trustees approve the transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. Our Amended and Restated Bylaws also provide our trustees, officers, employees, and agents, in a personal capacity or in a capacity as an affiliate, employee or agent of any other person, may have business interests and engage in business activities similar and even competitive to or in addition to those relating to our business.

In addition to the foregoing provisions of our Amended and Restated Declaration of Trust and our Amended and Restated Bylaws, our Board of Trustees has adopted a written Related Person Transaction Policy which governs the review and approval of any “Related Party Transaction,” meaning any transaction with a “Related Person” in which the Trust is a participant and where the amount involved exceeds $120,000. For purposes of the Related Person Transaction Policy, a “Related Person” is any trustee or executive officer of the Trust (including any person who was a trustee or officer of the Trust during the last fiscal year), any person who beneficially owns 5% or more of the outstanding capital stock of the Trust, and any immediate family member of any such person.

Pursuant to the Related Person Transaction Policy, when any potential Related Person Transaction is identified, before it is entered into, the Related Person involved must submit to legal counsel for the Trust information regarding all relevant facts and circumstances regarding the proposed Related Person Transaction. Following delivery of such information, our Chief Executive Officer and/or our legal counsel will assess whether the proposed transaction is a Related Person Transaction for purposes of the Related Person Transaction Policy. If it is determined that such transaction is a Related Person Transaction, such transaction is submitted to the Audit and Disclosure Committee for consideration at the next Audit and Disclosure Committee meeting, or, if waiting until the next Audit and Disclosure Committee meeting is determined not to be practicable, to the Audit and Disclosure Committee Chair. The Audit and Disclosure Committee or Audit and Disclosure Committee Chair, as applicable, considers all relevant facts and circumstances concerning the proposed Related Person Transaction and, following such consideration, determines whether to approve the proposed Related Party Transaction.

Trustmark Enterprises, Inc. (formerly known as Alloy Enterprises, Inc.)

Effective January 1, 2021, Alloy Enterprises, Inc. was formed to act as the holding company for Sterling Management, LLC and GOLDMARK Property Management, Inc. (effective April 19, 2022, Alloy Enterprises Inc. was renamed Trustmark Enterprises, Inc.). In connection with this restructuring transaction, the owners of Trustmark Enterprises, Inc. indirectly own Sterling Management, LLC and GOLDMARK Property Management, Inc. Trustmark Enterprises, Inc. is owned in part by the Trust’s Chief Executive Officer and Trustee Mr. Kenneth P. Regan (30.0%), by Trustee Mr. James S. Wieland (20.50%), by President Megan E. Schreiner (12.7%), by Chief Investment Officer Luke B. Swenson (4.2%), by Vice President David F. Perkins (3.0%), and by General Counsel and Secretary Michael P. Carlson (6.1%). In addition, Mr. Regan serves as the Chief Executive Officer of the Advisor, Ms. Schreiner serves as President of the Advisor, Mr. Swenson serves as the Chief Investment Officer of the Advisor, Mr. Perkins serves as Senior Vice President – Commercial Portfolio, and Mr. Carlson serves as the General Counsel of the Advisor. Messrs. Regan, Wieland, Swenson, Perkins, and Carlson, and Ms. Schreiner also serve on the Board of Governors of the Advisor and the Board of Directors of GOLDMARK Property Management, Inc.

Advisor

Sterling Management, LLC, is a North Dakota limited liability company formed in November 2002. The Advisor is responsible for managing day-to-day affairs, overseeing capital projects, and identifying, acquiring, and disposing investments on behalf of the Trust. The independent members of the Board unanimously approved the Advisory Agreement for 2026.

During 2025, the Advisor earned $4,595,000 in advisory management fees, $504,000 in disposition fees, $136,000 in financing fees, $750,000 in acquisition fees, and $974,000 in project management fees. In addition, during 2025, the Advisor was reimbursed for operating costs such as travel, legal and office supplies totaling $5,000. During 2024, the Advisor earned $4,027,000 in advisory management fees, $302,000 in disposition fees, $181,000 in financing fees, $1,1,25,000 in acquisition fees, $350,000 in development fees, and $889,000 in project management fees. In addition, during 2024, the Advisor was reimbursed for operating costs such as travel, legal and office supplies totaling $3,000.

Property Management Fees

GOLDMARK Property Management, Inc., is a North Dakota corporation formed in 1981. GOLDMARK Property Management, Inc. performs property management services for the Trust, acting as the Trust’s primary property manager. Under this agreement, we have agreed to pay GOLDMARK Property Management, Inc. a property management fee of 5% of the monthly gross income from such properties managed. During 2025 and 2024, we paid GOLDMARK Property Management, Inc. $18,898,000 and $17,690,000 in property management fees, respectively. In addition, we paid repair and maintenance related payroll and payroll related expenses to GOLDMARK Property Management, Inc. totaling $10,041,000 and $9,040,000, respectively.

Operating Partnership Units Issued in Connection with Acquisitions

During the year ended December 31, 2025, we issued 394,422 operating partnership (OP) units affiliated with Mr. Regan , one of our trustees, in connection with the acquisition of various properties. The aggregate value of these units was $9,466,000.

During the year ended December 31, 2024, we issued 276,000 operating partnership (OP) units affiliated with Messrs. Regan and Wieland, two of our trustees, in connection with the acquisition of various properties. The aggregate value of these units was $6,339,000.

Commissions

During the years ended December 31, 2025 and 2024, we incurred real estate commissions of $308,000 and $655,000, respectively, to GOLDMARK Commercial Real Estate, Inc., in which Messrs. Regan and Wieland jointly own a controlling interest.

During the years ended December 31, 2025 and 2024, we incurred real estate commissions of $37,000 and $39,000, respectively to GOLDMARK Property Management.

Rental Income

The Trust leases office space to certain affiliates pursuant to operating lease agreements. The table below summarizes rental income earned from affiliates.

	Year Ended December, 31
Rental Income:	2025	2024	2023
Goldmark Property Management, Inc.	$284	$278	$273
Operating lease agreement with our Advisor	$138	$135	$133
Bell Bank	$1,282	$1,171	$1,005

Trustee Fees

During 2025 and 2024, we paid trustee fees in shares of our common stock pursuant to the Independent Trustee Common Share Plan. There is no cash retainer paid to trustees. Instead, we pay trustees specific amounts of common shares for meetings attended. Our Independent Trustee Compensation Plan provides that we pay our trustees for meeting attendance as follows:

Board Chair – Board Meeting	105 shares/meeting
Trustee – Board Meeting	75 shares/meeting
Committee Chair – Committee Meeting	30 shares/meeting
Trustee – Committee Meeting	30 shares/meeting

Common shares earned in accordance with the plan are calculated on an annual basis. Shares earned pursuant to the Plan are issued on or about July 15 for Trustees’ prior year of service. Non-independent Trustees are not compensated for their service on the Board or Committees. See the Trustee compensation table on page 9 for additional details.

Debt Financing

As of December 31, 2025 and 2024, the Trust had $53,797,000, and $57,983,000, respectively, of outstanding principal on loans entered into with Bell Bank. During the years ended December 31, 2025, 2024 and 2023, the Trust incurred interest expense on debt held with Bell Bank of $2,340,000, $2,340,000, and $2,398,000, respectively. Accrued interest at the years ended December 31, 2025 and 2024, related to this debt was $128,000, and $135,000, respectively.

Mezzanine Financing

The Trust offers mezzanine financing to joint ventures, see note 6 for investment in unconsolidated affiliates.

Sterling issued second mortgage financing to certain investments in unconsolidated affiliates as follows: On November 5, 2021, financing was secured with SE Brooklyn Park, LLC for $3,127,000 at a rate of 7.25% with the full amount of principal and accrued interest due on December 10, 2026. As of the years ended December 31, 2025 and 2024, Sterling’s note receivable balance was $2,294,000 and $7,821,000 respectively, in second mortgage financing to investments in unconsolidated affiliates.

During the years ended December 31, 2025 and 2024, the Trust earned interest income of $518,000, and $581,000, respectively, related to the second mortgage financing.

Insurance Services

The Trust retains insurance services from Bell Insurance. Policies provided by these services provide insurance coverage for the Trust’s Commercial segment in 2024 and 2023 as well as Director and Officer general and liability coverage for 2025, 2024 and 2023. For the years ended December 31, 2025, 2024 and 2023, total premiums incurred for this policy were $65,000, $145,000, and $165,000, respectively.

Development Arrangements - Trumont

Effective May 16, 2022, The Trust purchased a 70% interest in ST Fossil Creek Fort Worth, LLC. The purpose of the entity is to develop and construct a 228-unit multifamily property located in Fort Worth, Texas. The partnering investee, TG Fossil Creek Fort Worth, LLC is owned in part by Kenneth P. Regan, the Trust’s Chief Executive Officer and Trustee. Mr. Regan is also a partner in Trumont Group, the developer engaged by ST Fossil Creek Fort Worth, LLC to oversee the development of the property. Further, Mr. Regan is also a partner in Trumont Construction, the company who was engaged to oversee the day-to-day construction operations of the property.

During the years ended December 31, 2025 and 2024, the Trust incurred and paid $0, and $91,000, respectively, in construction fees to Trumont Construction.

During the years ended December 31, 2025 and 2024, the Trust incurred and paid $0, and $378,000, respectively, in general construction costs to Trumont Construction.

Code of Ethics

Our Board of Trustees has approved, and we have adopted, a Code of Ethics and Business Conduct, which is comprised of the following:

●	Code of Ethics for Senior Financial Officers, which applies to our Chief Executive Officer, Chief Accounting Officer, and all of our finance employees, including those employed by the Advisor.
●	Code of Ethics and Business Conduct, which establishes guiding standards for conducting business and applies to all our trustees, employees, and agents, including the Advisor; and
●	Policies and Procedures, which apply to all of our trustees, employees, and agents, including the Advisor.

While each component has a specific purpose, together they provide an integrated approach to the way we conduct our business. We recognize adherence to the principles in the Code of Ethics is essential to our efforts to gain and keep the confidence and support of all of our shareholders, and to do what is legal and what is ethical. It is also necessary both to manage our business effectively and to meet the constantly changing needs of the marketplace. We believe it is a critical part of the way we do business.

Our Code of Ethics is available on our website at www.smftrust.com. You may request a copy of our Code of Ethics, without charge, by contacting in one of the following manners: (1) by writing: Attention: Secretary, Sterling Real Estate Trust, 4340 18th Avenue South, Suite 200, Fargo, ND 58103, (2) by calling (701) 353-2720 or (3) by emailing a request to sterlinggov@sretrust.com. Except for information specifically incorporated herein by reference, the information contained on or accessible through our website is not a part of this proxy statement.

Section 16(a) Beneficial Ownership Reporting

Section 16(a) of the Exchange Act requires our executive officers, trustees, and all persons who own more than ten percent (10%) of our common stock to file initial reports of ownership (Form 3) and reports of changes in ownership (Form 4) with the Securities and Exchange Commission. As a matter of practice, our Advisor assists our trustees and executive officers with these reporting requirements, and typically files these reports on their behalf. We are required to disclose whether we have knowledge of any person required to file such reports may have failed to do so in a timely manner.

Based solely on a review of the copies of such forms received by us, or written representations from reporting persons, we believe that during fiscal year 2025, all of our executive officers, trustees, and 10% stockholders complied with applicable Section 16(a) filing requirements.

PROPOSAL 1 –
ELECTION OF TRUSTEES

Our shareholders are asked to act upon a proposal to elect the trustee nominees. Our Board of Trustees is presently composed of nine (9) trustees. The term of the current trustees will expire at the Annual Meeting.

The Board of Trustees has nominated nine (9) nominees for election to the Board of Trustees: Timothy L. Haugen, Timothy A. Hunt, Michelle L. Korsmo, Mark T. Polovitz, Kenneth P. Regan, James S. Wieland, Lance R. Wolf, Gregory P. Hammes, and Joel S. Thomsen. All nominees currently serve as members of our Board of Trustees. Each trustee is to serve until the next Annual Meeting of our shareholders or until his or her successor has been duly elected and qualified, or until the trustee’s earlier death, resignation, or termination. All the nominees have indicated a willingness to serve if elected.

Vote Required

A plurality of the votes cast is required for the election of the trustees to serve until the next Annual Meeting of Shareholders, or until their successors are duly elected and qualified. This means the nine trustee nominees receiving the most votes will be elected to the board of trustees. Only votes “for” or “withheld” affect the outcome. Abstentions are not counted for purposes of the election of trustees.

Unless a contrary choice is specified, proxies solicited by our Board of Trustees will be voted FOR approval of the election of each of the trustee nominees.

A shareholder has one vote per share for each trustee nominee. Cumulative voting does not apply in the election of trustees. Proxies may not be voted for a greater number of persons than the trustee nominees.

Recommendation of our Board of Trustees

Our Board of Trustees recommends a vote FOR each of the trustee nominees to hold office until the next Annual Meeting of shareholders and until their successors have been duly elected and qualified.

Nominees for Trustee

Biographical and other information concerning our current trustees and the trustee nominees for election at the Annual Meeting is set forth below.

Name	Age*	Current Positions	Trustee Since
Gregory P. Hammes	61	Independent Trustee, Audit and Disclosure Committee Member	June 2023
Timothy L. Haugen	70	Independent Trustee, Audit and Disclosure Committee Member, Executive Committee Member	June 2013
Timothy A. Hunt	75	Independent Trustee, Chair of Audit and Disclosure Committee, Executive Committee Member	October 2003
Michelle L. Korsmo	54	Independent Trustee, Chair of Nomination and Governance Committee Audit and Disclosure Committee Member	June 2017
Mark T. Polovitz	43	Independent Trustee, Audit and Disclosure Committee Member Nomination and Governance Committee Member	June 2020
Kenneth P. Regan	69	Chief Executive Officer, Non-Independent Trustee	July 2007
Joel S. Thomsen	58	Non-Independent Trustee, Executive Committee Member	June 2025
James S. Wieland	74	Non-Independent Trustee, Nomination and Governance Committee Member, Executive Committee Member	June 2007
Lance R. Wolf	78	Chair of the Board and Independent Trustee, Executive Committee Member, Nomination and Governance Committee Member	May 2010
*	As of April 15, 2026

Gregory P. Hammes has over 30 years of experience in legal affairs holding a variety of roles throughout the legal, real estate, wealth management and public accounting industries. He currently serves as the Chief Legal Officer for Bell Bank, one of the largest family-and-employee-owned banks in the nation with assets totaling more than $12 Billion. As Chief Legal Officer, Mr. Hammes oversees all legal activity for the holding company and is responsible for contract management while also working with high-net-worth clients in the wealth management division. He has been with Bell Bank since 2006. Prior to Bell, Mr. Hammes was a partner at the Vogel Law Firm beginning as an associate attorney for the Gunhus Law Firm in 1993 which then merged with the Vogel Law Firm. While in private practice, Mr. Hammes was involved in complex real estate transactions as well as corporate law and estate planning.   Mr. Hammes is also a Certified Public Accountant and began his career in public accounting with Eide Bailly, formerly Eide Helmeke. Mr. Hammes has past experience in real estate investment trusts as he was Chairman of the Board of Directors of Missouri Valley REIT which has since merged with Edgewood REIT. In addition to his professional experience, Mr. Hammes is deeply involved in the local community and has served as a board member or Chairman on numerous boards such as First Lutheran Church Foundation, the Red River Valley Estate Planning Council, Fargo Marathon, The Village Family Service Center and the Children’s Village Family Service Foundation. Mr. Hammes graduated from the University of North Dakota with a Bachelor of Accountancy degree and also received his Juris Doctor from the University of North Dakota School of Law. He is licensed to practice law in both North Dakota and Minnesota and holds his Certified Public Accountant certificate in North Dakota.

Mr. Hammes was nominated for election to the Board of Trustees because of his specific experience and expertise in legal and corporate strategy, real estate transactions and investments, public accounting and executive leadership, and his knowledge and perspective on business and financial strategy, all of which benefit the Trust and our Board.

Timothy L. Haugen has served as one of our Trustees since 2013 and currently serves on our Audit and Disclosure Committee and our Executive Committee. Mr. Haugen has also served as Trustee for Sterling Office and Industrial Trust since March 2016. Mr. Haugen has over 40 years of experience in corporate and business accounting, commercial development, property management and full-scale entity management. He previously served as Vice President of Orthopedics and Sports Medicine for Sanford Health in Fargo, North Dakota and is a Certified Public Accountant. From 1988 to 2010, Mr. Haugen served as Administrator for Orthopaedic Associates of Fargo where he oversaw all administrative duties for both the clinic and The Institute for Special Surgery outpatient surgery center including all accounting, marketing, human resources, contracting, planning, payroll, and accounts payable. In addition to being a Certified Public Accountant, Mr. Haugen executed the purchase and development of the 80,000 square foot Orthopaedic Institute and upon completion, served as a commercial manager by executing leases and overseeing maintenance. Mr. Haugen also negotiated the subsequent sale of the practice and surgery center to Sanford Health. Prior to his time with Orthopaedic Associates of Fargo, Mr. Haugen served as the Accounting Manager for St. Luke’s Hospital (also known as MeritCare, now Sanford Health) and for the state of North Dakota as a Tax Auditor. Mr. Haugen has previously served on the boards for Sanford Health Foundation, Hospice of the Red River Valley, Vision Services of North Dakota and Community Living Services.  Mr. Haugen received a B.S. degree in Business Administration from the University of North Dakota.

Mr. Haugen was nominated for election to the Board of Trustees because of his specific experience and expertise in executive leadership, the accounting industry, commercial property development and management; past and continuing contributions to the Trust as an investor; and his knowledge, expertise, and perspective on business, planning and construction, and financing.

Timothy A. Hunt has served as one of our Trustees since October 2003. Mr. Hunt currently serves as the Chair of our Audit and Disclosure Committee and as a member of our Executive Committee. Mr. Hunt has over 30 years of experience in healthcare administration. He most recently served as the Chief Executive Officer of Alexandria Clinic, PA, a 43-physician clinic in Alexandria, Minnesota. Throughout his career as a hospital and clinic CEO, he gained experience in the planning and construction of multiple healthcare facilities. He is a fellow in the American College of Healthcare Administrators, a board member of the Alexandria Hospitality Group, a member of the NorthStar Development Committee and managing partner of TAH Enterprises.  Mr. Hunt is a previous board member of the Minnesota Medical Group Managers Association, the Administrator and Investment Chair of a large, corporate retirement plan, and serves on several other community boards. He also has experience in the investment and management of personal real estate income properties.  Mr. Hunt received his Bachelor of Science in Business Administration for the University of Jamestown and a Master’s Degree in Healthcare Administration from the University of Minnesota.

Mr. Hunt was nominated for election to the Board of Trustees because of his specific experience and expertise in executive management and healthcare administration; past and continuing contributions to the Trust as a Trustee and investor; and his general expertise and perspective on planning and construction of health care facilities.

Michelle L. Korsmo Michelle L. Korsmo has served as Trustee since June 2017 and currently serves as the Chair of our Nomination and Governance Committee and as a member of our Audit and Disclosure Committee. Ms. Korsmo has over 25 years of experience in executive management and consulting roles. Since May 2022, she has served as the Chief Executive Officer and President of the National Restaurant Association and Chief Executive Officer of the National Restaurant Association Educational Foundation. Previously, she served as Chief Executive Officer and President of Wine Spirits Wholesalers of America (WSWA), the national trade association representing the wholesale tier of the wine and spirits industry. Ms. Korsmo was also the Chief Executive Officer of the American Land Title Association, the national trade association for real estate settlement services and the land title industry. Under her leadership, the association launched an industry standard for compliance management, successfully implemented changes mandated by the Dodd-Frank Act and created a marketing program to improve consumer understanding of the benefits of title insurance. From 2004 to 2008, Ms. Korsmo served as Executive Vice President for the Americans for Prosperity Foundation which doubled in size during her tenure. Prior to her time with the Americans for Prosperity Foundation, Ms. Korsmo served as deputy chief of staff at the U.S. Department of Labor where she managed department agency heads, served as a member of the budget committee, exercised approval authority on department action and developed an outreach program partnering with the nonprofit community. From 1998 to 2001, Ms. Korsmo successfully built her own public advocacy and political consulting firm representing a consortium of organizations before the North Dakota Legislature. Ms. Korsmo also serves on the boards of Chain Bridge Bank, N.A., a community bank that is headquartered in Virginia.

Ms. Korsmo was nominated for election to the Board of Trustees because of her specific experience and expertise in executive leadership and title insurance; past and continuing contributions to us as an investor; and her general expertise and perspective on business, planning, and real estate, all of which benefit our Board.

Mark T. Polovitz has served as Trustee since June 2020 and currently serves as a member of both the Audit and Disclosure Committee and our Nomination and Governance Committee. Since the spring of 2023, Mr. Polovitz, has held the role of Chief Strategy Officer for a Minnesota-based business, Barrett Petfood. The role entails providing growth and financial capital strategies for the expanding business in the Pet Industry. The company holds a large portfolio of facilities that specialize in the manufacturing and distribution of some of the top growing pet food brands in the country and world. From 2011 through the spring of 2023, Mr. Polovitz was the Vice President and Controller of APi Group Corporation, a multibillion-dollar business services provider, with responsibilities of overseeing the accounting and financial reporting for APi Group’s 40-plus life safety, energy, specialty construction and infrastructure operating companies. Mr. Polovitz initially joined APi Group in January 2009, where he served in a variety of roles on the corporate accounting and finance team and led internal business system conversions for legacy and acquired companies. Mr. Polovitz, in his capacity as Vice President and Controller, helped lead the 2019 $2.9B transaction of the acquisition of APi Group, Inc. to J2 Acquisition Limited, a special purpose entity listed on the London Stock Exchange (LSE). Mr. Polovitz’s final assignment at APi Group, Inc. was holding the role of Vice President of Business Strategy and Transformation. With APi Group expanding globally, the transformation efforts were a significant part of APi Group’s strategy, with Mr. Polovitz focusing on operating model and technology enabled capabilities for the quickly evolving $6 billion dollar plus company. APi Group also held several real estate investments which Mr. Polovitz oversaw from a financial performance aspect. Prior to joining APi Group, Mr. Polovitz served in the audit practice of the Private Company Services Group in the Minneapolis office of PricewaterhouseCoopers (PwC) from 2005 to January 2009. Mr. Polovitz received his Bachelor of Accountancy and Business Administration degree from the University of North Dakota. He also serves on the audit committee for the board of Children’s Minnesota, a not-for-profit pediatric health system serving families in the Twin Cities.

Mr. Polovitz was nominated for election to the Board of Trustees because of his specific experience and expertise in accounting functions, acquisitions and executive leadership, and his knowledge and perspective on business and financial strategy, all of which benefit our Board.

Kenneth P. Regan has served as Chief Executive Officer to Sterling Multifamily Trust (the “Trust”) and as a member of its Board of Trustees since July 2007. Mr. Regan also serves as a governor and the Chief Executive Officer of Sterling Management, LLC, the Trust’s Advisor. Mr. Regan has over 43 years of experience in the real estate industry. In March 1981, he co-founded the GOLDMARK companies with James S. Wieland. Mr. Regan is the Executive Chairman, Chief Executive Officer, and President of GOLDMARK Property Management, Inc., one of the Trust’s property management firms. He is also an owner of GOLDMARK Commercial Real Estate, Inc. and GOLDMARK Design & Development, LLC. Mr. Regan has been active in the acquisition, development, operation, and management of multifamily and commercial properties throughout his real estate career. Prior to co-founding the GOLDMARK companies, Mr. Regan began his real estate career in 1979 with Warner and Company located in Fargo, ND. Prior to entering real estate, Mr. Regan worked as an Assistant National Bank Examiner for the OCC Division of the U.S. Treasury. He received a B.S.B.A. degree in Business Management from the University of North Dakota and holds professional designations including Certified Commercial Investment Member (CCIM) and Certified Property Manager (CPM). Mr. Regan has maintained his real estate license since 1979, and is a member of the National Apartment Association, Fargo Moorhead Area Association of Realtors, and the National Association of Realtors.

Mr. Regan was nominated for election to the Board of Trustees due to his business acumen, extensive experience, and successful track record in the investment real estate industry.

Joel S. Thomsen previously served as Governor of the Advisor from 2015 to 2024, and held various leadership positions including Chief Executive Officer, President, Chief Investment Officer, and Special Executive. Mr. Thomsen also previously served as President and Chief Investment Officer of GOLDMARK Property Management, Inc. Prior to joining the Advisor, Mr. Thomsen served as Managing Director of Bell Wealth Management, a $5 billion investment firm, as well as an equity partner for Eide Bailly LLP where he was the lead partner of the national insurance practice and audit department head of the Fargo, ND office. Mr. Thomsen received his Bachelor of Accountancy degree from the University of North Dakota and is a Certified Public Accountant (CPA) licensed in Minnesota and North Dakota (currently inactive). Additionally, Mr. Thomsen maintains a North Dakota real estate license and holds the Certified Financial Examiner (CFE) and an Accredited Reinsurance Administration (ARA), both inactive.

Mr. Thomsen was nominated for election to the Board of Trustees because of his specific experience and expertise in real estate investments and underwriting, accounting and finance, business management and leadership, as well as his past and continuing contributions to the Trust as an investor.

James S. Wieland has served as one of our Trustees since June 2007 and currently serves on the Executive Committee and the Nomination and Governance Committee. Mr. Wieland has also served as Trustee of Sterling Office and Industrial Trust since March 2016. In addition, Mr. Wieland has been serving on the Board of Governors of Sterling Management, LLC, Advisor to the Sterling Multifamily Trust, since January 2007. Mr. Wieland has over 40 years of experience in property investment, management, brokerage, and development. In March 1981, he cofounded the GOLDMARK companies with Kenneth Regan. During his service to the GOLDMARK companies, Mr. Wieland has been active in the acquisition, development, operation, and management of multifamily and commercial real estate. Mr. Wieland currently serves or has served on various boards, including Bell State Bank and Trust, Dakota Renaissance Ventures, Space Age Technology, Jamestown Community Hospital, North Dakota State University Team Makers, NDSU College of Business, Cass County Electric Cooperative, Northern Capital Trust, Production Publications, Inc. and the Walton Bean Cooperative. Mr. Wieland received a B.S. degree in Business Economics and a master’s degree in Agricultural Economics from North Dakota State University.

Mr. Wieland was nominated for election to the Board of Trustees because of his specific experience and expertise with multifamily properties, property management and the real estate industry; past and continuing contributions to us as Trustee and an investor; and his general expertise and perspective on business and real estate that benefits us.

Lance R. Wolf has served as one of our Trustees since May 2010 and currently serves as Chairman of the Sterling Multifamily Trust Board of Trustees, Chair of our Executive Committee and as a member of the Nomination and Governance Committee. Mr. Wolf has also served as Trustee of Sterling Office and Industrial Trust since March 2016. Mr. Wolf has over 40 years of banking experience, encompassing executive leadership, bank compliance, financial services, and retail banking. Mr. Wolf has also served on the Open Compliance Committee for the American Bankers Association for 20 years. Mr. Wolf received his Bachelor of Science degree from North Dakota State University.

Mr. Wolf was nominated for election to the Board because of his specific experience and expertise in regulatory compliance and the retail banking industry; past and continuing contributions to Sterling as Trustee and an investor; his distinguished service on the Open Compliance Committee for the American Bankers Association and his general expertise and perspective on business and real estate, all of which benefit the Board.

PROPOSAL 2 –
RATIFICATION OF THE APPOINTMENT OF
RSM US LLP
AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Disclosure Committee has appointed RSM US LLP (“RSM”) to serve as our independent registered public accounting firm for the year ending December 31, 2026, subject to ratification by our shareholders. RSM has audited our consolidated financial statements since 2021.

Our shareholders are asked to act upon a proposal to ratify the appointment of RSM as our independent registered public accounting firm for the year ending December 31, 2026.

A representative of RSM is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions from shareholders.

Audit and NonAudit Fees

The following table summarizes the fees we were billed for audit and nonaudit services provided by RSM US, LLP for the year ended 2024 and 2025:

	2024	2025
Audit Fees	$338,257	$335,011
Audit-Related Fees (review of registration statements and other SEC filings)	$-	$7,875
Tax Fees (tax-related services, including income tax advice regarding income taxes within the United States)	$-	$-
All Other Fees	$2,922	$3,069
Total Fees	$341,179	$345,955

None of the services described above were approved pursuant to the exception provided in Rule 201(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

Pre-Approval Policies and Procedures

The Audit and Disclosure Committee has a policy for the pre-approval of audit services, requiring its prior approval for all audit and non-audit services provided by our independent registered public accounting firm. Our independent registered public accounting firm may not provide certain prohibited services. The Audit and Disclosure Committee’s prior approval must be obtained before the scope or cost of preapproved services is increased.

Consistent with these policies and procedures, the Audit and Disclosure Committee approved all the services rendered by RSM during fiscal years 2024 and 2025 respectively, as described above.

Vote Required

Approval of the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2026, will require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the annual meeting.

Unless a contrary choice is specified, proxies solicited by our Board of Trustees will be voted FOR ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2026.

Recommendation of Our Board of Trustees

Our Board of Trustees recommends a vote FOR ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2026.

PROPOSAL 3 –
OTHER MATTERS

By executing the proxy, you authorize the proxies, in their discretion, to vote upon such other business as may properly come before the annual meeting and any and all adjournments or postponements thereof, including a vote to adjourn or postpone the meeting.

REPORT OF THE AUDIT AND DISCLOSURE COMMITTEE

The following Audit and Disclosure Committee Report shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except to the extent we specifically incorporate it by reference into such filing.

The Audit and Disclosure Committee (the “Committee”) oversees our financial reporting process on behalf of our Board of Trustees. The Committee is currently comprised of five trustees. The Committee is governed by our Audit and Disclosure Committee charter. All Audit and Disclosure Committee members are independent within the meaning of Rules 5005(a)(20) and 5605(a)(2) of the Nasdaq Marketplace Rules. Management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. In fulfilling its responsibilities, the committee reviewed the financial statements in the quarterly reports on Form 10Q and the Annual Report on Form 10K with management, including a discussion of the quality and acceptability of our financial reporting and controls.

The Committee reviewed with our independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting standards, their judgments as to the quality and acceptability of our financial reporting and such other matters as are required to be discussed with the Committee by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, “Communications with Audit Committees,” including the quality of the Company’s accounting principles, reasonableness of significant judgments, the clarity of disclosures in the financial statements and critical audit matters addressed during their audit. In addition, the Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and us, including the matters in the registered public accounting firm’s written disclosures and the letter required by the applicable requirements of the PCAOB. Furthermore, the Committee has considered whether the provision of non-audit services by the independent registered public accounting firm for the fiscal year ended December 31, 2025, was compatible with maintaining their independence. RSM US LLP has served as the Company’s independent registered public accounting firm since 2021.

The Committee also discussed with our independent registered public accounting firm the overall scope and plans for its audit. The Committee met with members of the independent registered public accounting firm, with and without management present, to discuss the results of its examination, the results of management’s review of internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to our Board of Trustees the audited financial statements be included in our Annual Report on Form 10K for the fiscal year ended December 31, 2025 for filing with the SEC. The Committee has appointed RSM US LLP to serve as our principal independent public accountants for the year ending December 31, 2026.

Management is responsible for our financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for auditing those financial statements. The Committee’s responsibility is to monitor and review these processes. It is not the Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles and on the independent registered public accounting firm’s report on our financial statements. The Committee’s oversight does not provide it with an independent basis to determine management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure our financial statements are presented in accordance with generally accepted accounting principles, the audit of our financial statements has been carried out in accordance with U.S. generally accepted auditing standards, or our independent accountants are in fact “independent.”

In addition to the responsibilities discussed in the preceding paragraphs, the Committee’s responsibilities include reviewing significant accounting policies, policy decisions and changes, along with significant accounting, reporting and operational issues. The Committee also reviews corporate policies and significant instances (if any) of the lack of compliance with laws and regulations, ethics, conflicts of interest and the investigation of misconduct or fraud. The Committee is responsible for the resolution of any disagreements between management and the independent registered public accounting firm regarding financial reporting, review and approval of the annual audit plan and reports of the audit function. Additionally, the Committee is responsible for the establishment of procedures to receive, retain and treat complaints and whistleblower information regarding questionable accounting or auditing matters.

The Committee is pleased to submit this report to the shareholders with regard to the above matters.

Timothy A. Hunt, Chair

Gregory P. Hammes

Timothy L. Haugen

Michelle L. Korsmo

Mark T. Polovitz

SHAREHOLDER NOMINATIONS AND PROPOSALS FOR 2026 ANNUAL MEETING

Pursuant to the applicable rules under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and our Amended and Restated Bylaws, a shareholder may nominate individuals for election to the Board of Trustees or present a shareholder proposal for consideration at the 2026 annual meeting (which is expected to be held on or about June 2026) as well as inclusion in our 2026 proxy statement. Shareholder nominations and proposals may be made only by a person who was a shareholder of record both at the time of giving written notice and at the time of the 2026 annual meeting, who is entitled to vote at the 2026 annual meeting and who has complied with all applicable requirements of Rule 14a8 promulgated under the Exchange Act and with the requirements of Article II, Section 11(a) of our Amended and Restated Bylaws.

A shareholder who wishes to make a shareholder nomination or proposal to be considered for the 2026 annual meeting must deliver the notice specified under Article II, Section 11(a) of our Amended and Restated Bylaws. To be timely, a shareholder’s notice of the shareholder proposal or nominee must be in writing and received by our Secretary at our principal executive office not earlier than the 150th day nor later than 5:00 p.m. Central Time on the 120th day prior to the first anniversary of the date of mailing of the notice for the 2025 annual meeting, with the anticipated mailing date of that notice being April 29, 2026. However, if the date of the 2026 annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the 2025 annual meeting, to be considered timely, notice must be received no earlier than the 150th day prior to the date of the 2026 annual meeting and not later than 5:00 p.m. Central Time on the later of the 120th day prior to the date of the 2026 annual meeting or the tenth day following the day on which public announcement of the date of the 2026 annual meeting is first made. A public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

Provided the date of the 2026 annual meeting of shareholders is not advanced or delayed by more than 30 days from the first anniversary of the date of the 2025 annual meeting, a shareholder who wishes to make a shareholder nomination or proposal to be considered for the 2026 annual meeting must deliver the notice specified between November 25, 2026 and December 25, 2026. Any notice should be mailed to: Sterling Real Estate Trust, Attn: Secretary, 4340 18th Avenue South, Suite 200, Fargo, ND 58103.

Shareholders interested in submitting such a proposal or making a nomination are advised to contact knowledgeable counsel with regard to the detailed requirements of such securities rules and to review applicable requirements in our Amended and Restated Bylaws. Please see the section, “Corporate Governance, Board of Directors and Committees - Shareholder Nominations,” for more information on shareholder nominations.

The form of proxy and this proxy statement have been approved by our Board of Trustees and are being made available online to shareholders by its authority.

/s/ Kenneth P. Regan
Kenneth P. Regan
Chief Executive Officer

Fargo, North Dakota

April 27, 2026

01 - Gregory P. Hammes 04 - Michelle L. Korsmo 07 - Joel S. Thomsen 02 - Timothy L. Haugen 05 - Mark T. Polovitz 08 - James S. Wieland 09 - Lance R. Wolf 03 - Timothy A. Hunt 06 - Kenneth P. Regan 91AV For Withhold For Withhold For Withhold A Proposals — The Board of Trustees recommends a vote FOR all the nominees listed and FOR Proposal 2. 04A0UC Proposal No. 2: To ratify the appointment of RSM US LLP to serve as independent registered public accounting firm for the year ending December 31, 2026. Proposal No. 1: Election of the following to the Board of Trustees until the next annual meeting or until their successors are duly elected and qualified. For Against Abstain When signing as attorney, executor, administrator, trustee, or other fiduciary, please give full title as such. Joint owner should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Online Go to www.envisionreports.com/NREI or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/NREI You may vote online or by phone instead of mailing this card. Your vote matters – here’s how to vote! Votes submitted electronically must be received by 11:59 p.m., Central Time, on June 24, 2026.

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/NREI FOR THE STERLING MULTIFAMILY TRUST ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 25, 2026 This Proxy is solicited on behalf of the Board of Trustees of Sterling Multifamily Trust. The undersigned, revoking all prior proxies, hereby appoints Megan E. Schreiner and Michael P. Carlson, or either of them, as proxy or proxies with full power of substitution and revocation, to vote all common shares of Sterling of record in the name of the undersigned at the close of business on April 15, 2026 at the Annual Meeting of Shareholders to be held on Thursday, June 25, 2026 at 6 p.m., CT at the Avalon Events Center located at 2525 9th Avenue South, Fargo, North Dakota 58103, or any adjournment or postponements thereof, upon matters listed below. I authorize the proxy to vote as his or her discretion may dictate on the transaction of such other business as may properly come before the 2026 Annual Meeting of Shareholders or any adjournment or postponements thereof. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE REVOCABLE PROXY — STERLING MULTIFAMILY TRUST C Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Sterling Multifamily Trust Annual Meeting of Shareholders will be held on Thursday, June 25, 2026 at the Avalon Events Center, 2525 9th Avenue South, Fargo, North Dakota 58103, at 6:00 p.m. Central Time. A social reception preceding the shareholder meeting will begin at 5:00 p.m. Central Time.